EXHIBIT 10.4d

TIFFANY & CO.
AMENDMENT NO. 3
THREE YEAR CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of January 14, 2014, to the Three Year Credit Agreement, dated as of December 21, 2011, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, Tiffany & Co. Japan Inc., the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (as amended and supplemented, and in effect on the date hereof, the “Credit Agreement”).
RECITALS
A.    Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.    The Parent, on behalf of itself and the other Loan Parties, has requested an amendment to certain provisions of the Credit Agreement and a waiver of certain Defaults and Events of Default, and the Credit Parties are willing to consent to such amendment and waiver subject to the terms and conditions contained herein.
Accordingly, in consideration of the recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Section 1.1 of the Credit Agreement is hereby amended to add a new definition “Arbitration Award Extension Date” and to amend and restate in their entirety the definitions of “EBIT” and “EBITDAR”, as follows:
“Arbitration Award Extension Date”: as defined in Section 9(i).
“EBIT”: for any four fiscal quarter period of the Parent (the "calculation period"), (a) the net earnings of the Parent and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, and (iv) any negative impact on net earnings of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and any positive impact on net earnings of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000.

“EBITDAR”: for any four fiscal quarter period of the Parent (the "calculation period"), (a) the net earnings of the Parent and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, (vi) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, and (vii) any negative impact on net earnings of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000 (but, solely for purposes of calculating the Leverage Ratio for purposes of determining the Applicable Margin, only 50% of such impact of the Arbitration Award (in an aggregate amount not exceeding $250,000,000) shall be so added back), minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and any positive impact on net earnings of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000 (but, solely for purposes of calculating the Leverage Ratio for purposes of determining the Applicable Margin, only 50% of such impact of the Arbitration Award (in an aggregate amount not exceeding $250,000,000) shall be so deducted).

2.        The Lenders hereby ratify the amendments and waivers to the Credit Agreement set forth in Amendment No. 2 to the Credit Agreement, dated as of January 8, 2014, and confirm that such amendments and waivers became effective as of the date of such Amendment No. 2.
3.        (a)    The Lenders hereby waive any Default or Event of Default that may have occurred or that may occur (collectively, “Waived Defaults”), in each case to the extent resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (to the extent the Arbitration Award shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed) during the period commencing with the issuance of the Arbitration Award and ending on the Arbitration Award Extension Date, including without limitation any such Default or Event of Default that may have occurred or that may occur (i) as a result of the Parent (or a Subsidiary of the Parent) taking or omitting to take an action (including without limitation the giving of notice, making of a borrowing, paying of a dividend, or making of a representation as to the absence of a default), which action or omission would not have resulted in a Default or Event of Default but for the existence of a Waived Default, or (ii) pursuant to Section 9(f), as a result of a default or event of default (however defined) under any other agreement of the Parent or any Subsidiary that would not have occurred but for the issuance and continuation of the Arbitration Award or the occurrence of a Waived Default; provided that this waiver does not extend to (and the Waived Defaults shall not include) (x) any Event of Default pursuant to Section 9(f) arising from a default or event of default (however defined) under any other agreement of the Parent or any Subsidiary (other than the Shanghai Credit Agreement or Shanghai Letter Agreement, as defined below) that has not been effectively waived by the waivers described in Section 4(d) below, or (y) any Event of Default pursuant to Section 9(f) arising from a default or event of default (however defined) under and as defined in the Shanghai Credit Agreement or Shanghai Letter Agreement (as defined below) to the extent that the creditors under the Shanghai Credit

Agreement or the Shanghai Letter Agreement have accelerated the debt thereunder or have commenced remedies against the Parent or any Subsidiary or their respective assets on account of such default or event of default.
(b)    The parties hereto agree that (1) the Parent shall be obligated to procure, within 30 days after the date hereof, (i) an amendment and waiver with respect to that certain RMB 930,000,000 Facility Agreement, dated as of July 19, 2013, by and among Tiffany & Co. (Shanghai) Commercial Co., Ltd., the Lenders, Jointed Coordinators, Mandated Lead Arrangers and Bookrunners party thereto, and Mizuho Corporate Bank (China), Ltd., as Facility Agent (as amended and supplemented, and in effect on the date hereof, the “Shanghai Credit Agreement”), pursuant to which amendment the Guarantee (as defined in the Shanghai Credit Agreement) shall be amended to amend certain financial covenants of the Parent therein consistent with the amendments to the financial covenants in the Credit Agreement effected by this Amendment, and pursuant to which waiver any Potential Event of Default and/or Event of Default (under and as defined in the Shanghai Credit Agreement) resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (including without limitation any Potential Event of Default and/or Event of Default pursuant to the cross-default provisions of the Shanghai Credit Agreement) shall be effectively waived, which amendment and which waiver shall each be reasonably satisfactory to the Administrative Agent (it being agreed that the drafts of such amendment and of such waiver in substantially the form attached hereto are each so satisfactory), and (ii) a waiver with respect to that certain RMB Letter Agreement, dated as of June 30, 2010, by and among Tiffany & Co. (Shanghai) Commercial Company Limited and Bank of America, N.A., Shanghai Branch (as amended and supplemented, and in effect on the date hereof, the “Shanghai Letter Agreement”), pursuant to which any event of default (under and as defined in the Shanghai Letter Agreement) resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (including without limitation any event of default pursuant to the cross-default provisions of the Shanghai Letter Agreement) shall be effectively waived, which waiver shall be reasonably satisfactory to the Administrative Agent (it being agreed that the draft of such waiver in substantially the form attached hereto is so satisfactory), and (2) failure to so procure any of such amendments and waivers by such date shall be an Event of Default under the Credit Agreement.

4.        This Amendment shall become effective, as of the date hereof, upon satisfaction of the following conditions:
(a)    the Administrative Agent shall have received from the Required Lenders, the Parent and each of the other Loan Parties either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic or facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;
(b)    the Administrative Agent shall have received for the account of the Lenders party hereto a fee for each such Lender in the amount previously agreed;

(c)    the Administrative Agent shall have received (i) all fees and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other matters contemplated hereby, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel (to the extent billed), and (ii) fees payable under a separate fee letter, if any; and
(d)    an amendment and waiver under each of the Tiffany Note Agreements and the Five Year Credit Agreement, in each case substantially in the form attached hereto, shall have been entered into and shall become effective concurrently with this Amendment.
5.        The Parent hereby represents and warrants to the Administrative Agent and each Lender that, upon the effectiveness of this Amendment, no Default or Event of Default shall have occurred and be continuing.
6.        Except as set forth in this Amendment, the Loan Documents shall remain in full force and effect in accordance with their respective terms as in effect on the date hereof prior to giving effect to this Amendment, and no amendment, consent or waiver in respect of any term or condition of any Loan Document set forth in this Amendment shall be deemed to be an amendment, consent or waiver in respect of any other term or condition contained in any Loan Document.
7.        This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.
8.        This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
TIFFANY & CO.,
a Delaware corporation

By: /s/ James N. Fernandez
Name: James N. Fernandez
Title: Executive Vice President - Chief Operating Officer

TIFFANY AND COMPANY,
a New York corporation

By: /s/ James N. Fernandez
Name: James N. Fernandez
Title: Executive Vice President - Chief Operating Officer

TIFFANY & CO. INTERNATIONAL,
a Delaware corporation

By: /s/ James N. Fernandez
Name: James N. Fernandez
Title: Vice President - Chief Operating Officer

TIFFANY & CO. JAPAN INC.,
a Delaware corporation

By: /s/ James N. Fernandez
Name: James N. Fernandez
Title: Vice President

TIFFANY & CO. SAS,
a French corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY & CO. PTE. LTD.,
a Singapore corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY & CO. LIMITED,
a United Kingdom corporation

By: /s/ Patrick B. Dorsey
Name: Patrick B. Dorsey
Title: Vice President

TIFFANY KOREA LTD.,
a Republic of Korea corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY & CO. MEXICO, S.A. de C.V.,
a Mexican corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Attorney in Fact

TIFFANY & CO. OF NEW YORK LIMITED,
a Hong Kong corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY & CO. (UK) HOLDINGS LIMITED,
a United Kingdom corporation

By: /s/ Patrick B. Dorsey
Name: Patrick B. Dorsey
Title: Vice President

TIFFANY & CO. LUXEMBOURG S.A R.L.,
a Luxembourg corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY & CO. CANADA,
a Canadian corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Treasurer

TIFFANY & CO. (CR) S.R.O.,
a Czech limited liability company

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Authorized Signatory

TIFFANY RUSSIA LIMITED LIABILITY COMPANY,
a Russian Federation company

By: /s/ Marina Levochka
Name: Marina Levochka
Title: General Director

THE BANK OF NEW YORK MELLON,
as the Swing Line Lender, as the Issuing Bank, as a Lender, and as Administrative Agent

By: /s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

ABN AMRO BANK N.V.
By: /s/ Kurt Looyens
Name: Kurt Looyens
Title:_____________

By: /s/ Nancy Cappaen
Name: Nancy Cappaen
Title: Head Credit Risk & Admin. Dept. ID&JG

ABN AMRO CAPITAL USA LLC
By: /s/ Michael Monoazzi
Name: Michael Monoazzi
Title: Vice President

By: /s/ Raymond Bisscheroux
Name: R. Bisscheroux
Title: Director

STANDARD CHARTERED BANK
By: /s/ Johanna Minaya
Name: Johanna Minaya
Title: Associate Director - Capital Markets

By: /s/ Robert K. Reddington
Name: Robert K. Reddington
Title: Credit Documentation Unit, WB Legal - Americas

JPMORGAN CHASE BANK, N.A.
By: /s/ James A. Knight
Name: James A. Knight
Title: Vice President

MIZUHO BANK (USA)
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Senior Vice President

BANK OF AMERICA, N.A.
By: /s/ Jaime C. Eng
Name: Jaime C. Eng
Title: Vice President

HSBC BANK USA, N.A.
By: /s/ Alan Zinser
Name: Alan Zinser
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, Canada Branch
By: /s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

WELLS FARGO BANK, N.A.
By: /s/ Patricia McEnery
Name: Patricia McEnery
Title: SVP